Exhibit 99.2
Offering Memorandum Excerpts
For the purposes of this Exhibit:
“Berry” means Berry Corporation (bry).
“Berry Merger” means the transactions contemplated by the definitive agreement and plan of merger entered into on September 14, 2025 pursuant to which Berry combined with CRC on December 18, 2025 in an all-stock transaction.
“CRC,” the “Company,” “we,” “us,” “our” or similar terms refer to California Resources Corporation and its subsidiaries on a consolidated basis.
“Transactions” means, collectively, (i) the Berry Merger, (ii) the extinguishment of Berry’s outstanding debt, and (iii) the Company’s issuance of $400 million aggregate principal amount of 7.000% senior notes due 2034.
“Unrestricted Subsidiaries” means certain of CRC’s subsidiaries that do not guarantee CRC’s outstanding senior notes.
The unaudited pro forma condensed combined statement of operations data for the twelve months ended March 31, 2026 and the year ended December 31, 2025 included in this Exhibit presents the results of operations giving pro forma effect to the Transactions as if they had occurred on January 1, 2025. The unaudited pro forma historical financial data were derived from the unaudited pro forma condensed combined financial statements of CRC filed as Exhibit 99.3 to CRC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “Annual Report on Form 10-K”), which have been prepared from the audited historical consolidated financial statements of CRC and the unaudited historical consolidated financial statements of Berry for the period from January 1, 2025 through December 17, 2025. Pro forma financial data contains certain reclassification adjustments to conform the respective historical Berry financial statement presentation to CRC’s financial statement presentation.
The pro forma financial data included in this Exhibit is presented to reflect the Transactions for illustrative purposes only. If the Transactions had occurred in the past, the operating results might have been materially different from those presented in the pro forma financial data. The pro forma financial data should not be relied upon as an indication of operating results that would have been achieved if the Transactions contemplated therein had taken place on the specified date. For additional information regarding the pro forma data included herein, see our pro forma financial statements, together with the related notes thereto, filed as Exhibit 99.3 to our Annual Report on Form 10-K.
Neither the historical nor pro forma results are necessarily indicative of our future operating results. The summary financial data presented below are qualified in their entirety by reference to, and should be read in conjunction with, our historical and pro forma financial statements and related notes filed with our Annual Report on Form 10-K.
***

	Historical CRC			Pro Forma
	Three months ended March 31,	Year ended December 31,		Year ended December 31,	Twelve months ended March 31,
	2026	2025	2024	2025	2026
(in millions)	(Unaudited)	(Audited)	(Unaudited)
Statements of Operations Data:
Oil, natural gas and NGL sales	$ 905	$ 2,910	$ 2,537	$	$
Net (loss) gain from commodity derivatives	(848)	266	241
Total operating revenues	119	3,669	3,198	4,298	3,330
Operating costs	365	1,252	966	1,434	1,434

	Historical CRC			Pro Forma
	Three months ended March 31,	Year ended December 31,		Year ended December 31,	Twelve months ended March 31,
	2026	2025	2024	2025	2026
(in millions)	(Unaudited)	(Audited)	(Unaudited)
General and administrative expenses	106	333	321	419	433
Depreciation, depletion and amortization	133	511	388	601	581
Total operating expenses	830	3,070	2,589	3,763	3,587
Interest and debt expense	(29)	(106)	(87)	(135)	(130)
Net (loss) income	(711)	363	376	300	(446)
Other Supplementary Data (unaudited):
Adjusted EBITDAX(1)	304	1,241	1,006	1,451	1,358
Free cash flow(2)	(32)	543	355	591	393
***
The following table represents a reconciliation of the GAAP financial measure of net income to the non-GAAP financial measure of adjusted EBITDAX.

	Historical CRC			Pro Forma
	Three months ended March 31,	Year ended December 31,		Year ended December 31,	Twelve months ended March 31,
	2026	2025	2024	2025	2026
(in millions)	(Unaudited)	(Audited)		(Unaudited)
Net (loss) income	$ (711)	$ 363	$ 376	$ 300	$ (446)
Interest and debt expense	29	106	87	135	130
Depreciation, depletion and amortization	133	511	388	601	581
Income tax (benefit) provision	(49)	139	140	122	58
Exploration expense	—	2	2	2	2
Interest income	(1)	(11)	(19)	(11)	(9)
Equity loss from unconsolidated subsidiaries	2	4	—	4	5
Unusual, infrequent and other items	869	(6)	(91)	140	887
Non-cash items
Accretion expense	27	114	87	129	123
Stock-based compensation	7	24	23	34	35
Taxes related to acquisition accounting and other	—	—	12	—	—
Pension and post-retirement benefits	(2)	(5)	1	(5)	(8)
Adjusted EBITDAX	$ 304	$ 1,241	$ 1,006	$ 1,451	$ 1,358
***
The following table presents a reconciliation of net cash provided by operating activities to free cash flow.

	Historical CRC			Pro Forma
	Three months ended March 31,	Year ended December 31,		Year ended December 31,	Twelve months ended March 31,
	2026	2025	2024	2025	2026
(in millions)	(Unaudited)	(Audited)		(Unaudited)
Net cash provided by operating activities	$ 99	$ 865	$ 610	$ 1,020	$ 870
Capital investments	(131)	(322)	(255)	(429)	(477)

	Historical CRC			Pro Forma
	Three months ended March 31,	Year ended December 31,		Year ended December 31,	Twelve months ended March 31,
	2026	2025	2024	2025	2026
(in millions)	(Unaudited)	(Audited)		(Unaudited)
Free cash flow	(32)	543	355	591	393
***
As of and for the three months ended March 31, 2026, our subsidiaries that will not be Guarantors of the Notes at closing accounted for approximately 13% of our property, plant and equipment, net, 9% of our average daily net production, 92% of our total operating revenues (11% of total operating revenues before net loss from commodity derivatives) and 5% of our adjusted EBITDAX.
As of and for the three months ended March 31, 2026, our Unrestricted Subsidiaries accounted for approximately 7% of our property, plant and equipment, net, none of our net production volumes, 9% of our total operating revenues (1% of total operating revenues before net loss from commodity derivatives) and (4)% of our adjusted EBITDAX.
***
As of May 31, 2026, we had $32 million of available cash and cash equivalents (excluding $14 million of restricted cash) and no balance outstanding under our Revolving Credit Facility.